Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$40,418,190
Unrealized Gain (Loss) on Market Value of Futures	33,117,580
Interest Income	1,612,391
ETF Transaction Fees	24,000
Total Income (Loss)	$75,172,161

Expenses
Investment Advisory Fee	$191,523
Brokerage Commissions	85,912
K-1 Tax Expense	51,646
Non-interested Directors' Fees and Expenses	32,791
NYMEX License Fee	24,611
Legal Fees	6,587
SEC & FINRA Registration Fees	760
Total Expenses	$393,830
Net Gain (Loss)	$74,778,331

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/07	$432,381,650
Additions (8,700,000 Units)	588,662,240
Withdrawals (7,800,000 Units)	(524,045,762)
Net Gain (Loss)	74,778,331

Net Asset Value End of Period	$571,776,459
Net Asset Value Per Unit (7,800,000 Units)	$73.30

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2007 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502